Exhibit 3.267

CERTIFICATE OF FORMATION

OF

YCLIP, LLC

                The undersigned, desiring to form a limited liability company under the State of Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, § 18-101 et seq. (the “Act”), herby certifies, pursuant to § 18-201 of the Act, and in accordance with § 18-214 of the Act, as follows:

                1.             The name of the limited liability company is Yclip, LLC (the “Company”).

                2.             The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.

                3.             The name and address of the Company’s registered agent for service of process in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.

                This Certificate of Formation is duly executed in accordance with, and is being filed pursuant to the provisions of, § 18-201 and § 18-204 of the Act, and the rights of the creditors and members of the Company are intended to be governed by the Act.

* * * * *

                IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation on the 24th day of June, 2002.

/s/ Joseph C. Mullin
By: Joseph C. Mullin
Authorized Person